INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-98759 of Gasco Energy, Inc. on Form S-1 of our report dated March 15, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Denver, Colorado
November 13, 2002